Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR THIRD QUARTER 2014

•Revenue growth of 32.6% to a quarterly record of $1.72 billion
•Diluted EPS of $0.30 ($0.31, as adjusted)
•Net income growth of 24.6% to $91.5 million
•Organic revenue growth for parts and services of 8.9%
•Annual guidance updated

Chicago, IL (October 30, 2014) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the third quarter of 2014 of $1.72 billion, an increase of 32.6% as compared to $1.30 billion in the third quarter of 2013. Net income for the third quarter of 2014 was $91.5 million, an increase of 24.6% as compared to $73.4 million for the same period of 2013. Diluted earnings per share of $0.30 for the third quarter ended September 30, 2014 increased 25.0% from $0.24 for the third quarter of 2013. The Company noted that adjusted diluted earnings per share would have been $0.31 for the third quarter of 2014 compared to $0.25 for the third quarter of 2013 after adjusting for any net losses resulting from restructuring and acquisition related expenses and changes in fair value of contingent consideration liabilities.

"We are pleased with our financial and operational performance in the quarter," stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. "We are particularly pleased to see the Company deliver organic revenue growth for parts and services of 8.9% and our North American segment report strong organic revenue growth of 6.7% for parts and services.”

On a nine month year-to-date basis, revenue was $5.06 billion, an increase of 35.0% from $3.75 billion for the comparable period of 2013. Parts and services organic revenue growth for the first nine months of 2014 was 9.1%. Net income for the first nine months of 2014 was $301.1 million, as compared to $233.8 million for the first nine months of 2013. Diluted earnings per share was $0.98 for the first nine months of 2014, as compared to $0.77 for the comparable period of 2013.

Balance Sheet and Liquidity

As of September 30, 2014, LKQ’s balance sheet reflected cash and equivalents of $245 million and outstanding debt of $1.90 billion, including obligations outstanding under the Company’s credit facility of $1.13 billion ($439 million of term loans and $693 million of revolver borrowings), senior notes of $600 million, and outstanding borrowings under the Company's asset securitization facility of $80 million. Total availability under the Company’s credit facilities at September 30, 2014 was approximately $1.1 billion.

On September 29, 2014, the Company amended its existing three-year asset securitization facility. The amendment, among other items, extended the termination date of the facility from September

28, 2015 to October 2, 2017 and increased the maximum amount available under the facility from $80 million to $97 million.

Other Events

On August 7, 2014, the Company assumed the leases of 27 former Unipart Automotive branch locations in the United Kingdom, of which 18 are expected to be permanent locations that will be rebranded as Euro Car Parts upon opening. The remaining locations will be used on a temporary basis and then returned to Unipart’s insolvency administrators.

LKQ’s European operations opened 15 Euro Car Parts branches, including 12 converted Unipart Automotive branches, in the third quarter of 2014. As of September 30, 2014, the Company operated from 179 Euro Car Parts branches and 25 paint distribution branches in the United Kingdom.

During the third quarter of 2014, LKQ made three acquisitions: a salvage yard in Nova Scotia, Canada; a heavy duty truck salvage yard in Illinois; and an automotive aftermarket products distributor with 11 locations in the Netherlands.

On October 3, 2014, the Company acquired Stag Parkway Holding Company, a leading supplier of replacement parts, supplies and accessories for recreational vehicles (“RVs”) to RV dealers, supply stores and service centers.

Company Outlook

The Company updated its guidance for 2014.

	Updated Guidance	Prior Guidance
Organic revenue growth (parts & services)	8.0% to 10.0%	8.0% to 10.0%
Adjusted net income	$405 to $417 million	$405 million to $430 million
Adjusted diluted EPS	$1.32 to $1.36	$1.32 to $1.40
Cash flow from operations	Approximately $375 million	Approximately $375 million
Capital expenditures	$110 million to $140 million	$110 million to $140 million

Guidance is based on current conditions (including acquisitions completed through October 30, 2014) and excludes any impact of restructuring and acquisition related expenses; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); loss on debt extinguishment; and capital spending related to future business acquisitions.

Quarterly Conference Call

LKQ will host a conference call and webcast on October 30, 2014 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.

To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13591919#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 21, 2014. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook or guidance, expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•
changes in the economic and political activity in the U.S. and other countries in which we do business and the impact of these changes on the demand for our products and our ability to obtain financing for our operations;

•	fluctuations in the pricing of new original equipment manufacturer ("OEM") replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of alternative automotive products;

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties that we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	increased costs and decreased operational flexibility caused by the unionization of our workforce to the extent union efforts are successful;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks; and

•	other risks that are described in our Form 10-K filed March 3, 2014 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-Director, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue	$1,721,024	$1,298,094	$5,055,933	$3,745,839
Cost of goods sold	1,056,613	780,187	3,068,579	2,216,110
Gross margin	664,411	517,907	1,987,354	1,529,729
Facility and warehouse expenses	133,330	108,349	387,995	311,480
Distribution expenses	148,572	109,593	432,445	320,033
Selling, general and administrative expenses	192,229	153,546	563,344	436,614
Restructuring and acquisition related expenses	3,594	2,206	12,816	7,391
Depreciation and amortization	30,498	20,818	87,136	57,850
Operating income	156,188	123,395	503,618	396,361
Other expense (income):
Interest expense, net	16,394	15,200	48,140	36,287
Loss on debt extinguishment	—	—	324	2,795
Change in fair value of contingent consideration liabilities	12	712	(2,000)	1,765
Other income, net	(18)	(1,562)	(1,021)	(1,737)
Total other expense, net	16,388	14,350	45,443	39,110
Income before provision for income taxes	139,800	109,045	458,175	357,251
Provision for income taxes	47,564	35,600	155,926	123,492
Equity in earnings of unconsolidated subsidiaries	(721)	—	(1,199)	—
Net income	$91,515	$73,445	$301,050	$233,759
Earnings per share:
Basic	$0.30	$0.24	$1.00	$0.78
Diluted	$0.30	$0.24	$0.98	$0.77
Weighted average common shares outstanding:
Basic	302,724	300,223	302,058	299,213
Diluted	306,206	304,685	305,857	303,771

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2014	December 31, 2013
Assets
Current Assets:
Cash and equivalents	$244,646	$150,488
Receivables, net	609,434	458,094
Inventory	1,341,325	1,076,952
Deferred income taxes	73,997	63,938
Prepaid expenses and other current assets	76,136	50,345
Total Current Assets	2,345,538	1,799,817
Property and Equipment, net	612,292	546,651
Intangibles	2,478,202	2,091,183
Other Assets	98,546	81,123
Total Assets	$5,534,578	$4,518,774
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$403,587	$349,069
Accrued expenses	261,018	198,769
Contingent consideration liabilities	2,288	52,465
Other current liabilities	31,587	36,115
Current portion of long-term obligations	72,908	41,535
Total Current Liabilities	771,388	677,953
Long-Term Obligations, Excluding Current Portion	1,825,133	1,264,246
Deferred Income Taxes	159,270	133,822
Other Noncurrent Liabilities	111,093	92,008
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 303,031,358 and 300,805,276 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	3,030	3,008
Additional paid-in capital	1,044,004	1,006,084
Retained earnings	1,622,692	1,321,642
Accumulated other comprehensive (loss) income	(2,032)	20,011
Total Stockholders’ Equity	2,667,694	2,350,745
Total Liabilities and Stockholders’ Equity	$5,534,578	$4,518,774

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$301,050	$233,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,647	61,868
Stock-based compensation expense	16,967	16,292
Excess tax benefit from stock-based payments	(14,455)	(15,998)
Other	3,440	7,424
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(69,680)	(35,287)
Inventory	(55,266)	(18,207)
Prepaid income taxes/income taxes payable	20,858	40,551
Accounts payable	1,433	1,641
Other operating assets and liabilities	27,648	48,886
Net cash provided by operating activities	322,642	340,929
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(100,191)	(61,126)
Proceeds from sales of property and equipment	3,174	1,459
Investments in unconsolidated subsidiaries	(2,240)	(9,136)
Acquisitions, net of cash acquired	(650,614)	(395,974)
Net cash used in investing activities	(749,871)	(464,777)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	6,520	13,647
Excess tax benefit from stock-based payments	14,455	15,998
Net borrowings of long-term and other obligations	509,316	156,586
Other financing activities, net	(6,881)	(16,912)
Net cash provided by financing activities	523,410	169,319
Effect of exchange rate changes on cash and equivalents	(2,023)	2,096
Net increase in cash and equivalents	94,158	47,567
Cash and equivalents, beginning of period	150,488	59,770
Cash and equivalents, end of period	$244,646	$107,337

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended September 30,
Operating Highlights	2014		2013
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,721,024	100.0%	$1,298,094	100.0%	$422,930	32.6%
Cost of goods sold	1,056,613	61.4%	780,187	60.1%	276,426	35.4%
Gross margin	664,411	38.6%	517,907	39.9%	146,504	28.3%
Facility and warehouse expenses	133,330	7.7%	108,349	8.3%	24,981	23.1%
Distribution expenses	148,572	8.6%	109,593	8.4%	38,979	35.6%
Selling, general and administrative expenses	192,229	11.2%	153,546	11.8%	38,683	25.2%
Restructuring and acquisition related expenses	3,594	0.2%	2,206	0.2%	1,388	62.9%
Depreciation and amortization	30,498	1.8%	20,818	1.6%	9,680	46.5%
Operating income	156,188	9.1%	123,395	9.5%	32,793	26.6%
Other expense (income):
Interest expense, net	16,394	1.0%	15,200	1.2%	1,194	7.9%
Change in fair value of contingent consideration liabilities	12	0.0%	712	0.1%	(700)	(98.3)%
Other income, net	(18)	(0.0)%	(1,562)	(0.1)%	1,544	98.8%
Total other expense, net	16,388	1.0%	14,350	1.1%	2,038	14.2%
Income before provision for income taxes	139,800	8.1%	109,045	8.4%	30,755	28.2%
Provision for income taxes	47,564	2.8%	35,600	2.7%	11,964	33.6%
Equity in earnings of unconsolidated subsidiaries	(721)	(0.0)%	—	0.0%	(721)	n/m
Net income	$91,515	5.3%	$73,445	5.7%	$18,070	24.6%
Earnings per share:
Basic	$0.30		$0.24		$0.06	25.0%
Diluted	$0.30		$0.24		$0.06	25.0%
Weighted average common shares outstanding:
Basic	302,724		300,223		2,501	0.8%
Diluted	306,206		304,685		1,521	0.5%

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Nine Months Ended September 30,
Operating Highlights	2014		2013
		% of Revenue		% of Revenue	Change	% Change
Revenue	$5,055,933	100.0%	$3,745,839	100.0%	$1,310,094	35.0%
Cost of goods sold	3,068,579	60.7%	2,216,110	59.2%	852,469	38.5%
Gross margin	1,987,354	39.3%	1,529,729	40.8%	457,625	29.9%
Facility and warehouse expenses	387,995	7.7%	311,480	8.3%	76,515	24.6%
Distribution expenses	432,445	8.6%	320,033	8.5%	112,412	35.1%
Selling, general and administrative expenses	563,344	11.1%	436,614	11.7%	126,730	29.0%
Restructuring and acquisition related expenses	12,816	0.3%	7,391	0.2%	5,425	73.4%
Depreciation and amortization	87,136	1.7%	57,850	1.5%	29,286	50.6%
Operating income	503,618	10.0%	396,361	10.6%	107,257	27.1%
Other expense (income):
Interest expense, net	48,140	1.0%	36,287	1.0%	11,853	32.7%
Loss on debt extinguishment	324	0.0%	2,795	0.1%	(2,471)	(88.4)%
Change in fair value of contingent consideration liabilities	(2,000)	(0.0)%	1,765	0.0%	(3,765)	n/m
Other income, net	(1,021)	(0.0)%	(1,737)	(0.0)%	716	41.2%
Total other expense, net	45,443	0.9%	39,110	1.0%	6,333	16.2%
Income before provision for income taxes	458,175	9.1%	357,251	9.5%	100,924	28.3%
Provision for income taxes	155,926	3.1%	123,492	3.3%	32,434	26.3%
Equity in earnings of unconsolidated subsidiaries	(1,199)	(0.0)%	—	0.0%	(1,199)	n/m
Net income	$301,050	6.0%	$233,759	6.2%	$67,291	28.8%
Earnings per share:
Basic	$1.00		$0.78		$0.22	28.2%
Diluted	$0.98		$0.77		$0.21	27.3%
Weighted average common shares outstanding:
Basic	302,058		299,213		2,845	1.0%
Diluted	305,857		303,771		2,086	0.7%

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	September 30,
	2014	2013	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$847,626	$773,986	$73,640	9.5%
Europe	495,300	369,350	125,950	34.1%
Specialty	200,412	—	200,412	n/m
Parts and services	1,543,338	1,143,336	400,002	35.0%
Other	177,686	154,758	22,928	14.8%
Total	$1,721,024	$1,298,094	$422,930	32.6%

Revenue changes by category for the three months ended September 30, 2014 vs. 2013:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	3.2%	6.7%	(0.3)%	9.5%
Europe	15.3%	13.4%	5.3%	34.1%
Specialty	n/m	n/m	n/m	n/m
Parts and services	24.6%	8.9%	1.5%	35.0%
Other	8.8%	6.1%	(0.1)%	14.8%
Total	22.7%	8.5%	1.3%	32.6%

	Nine Months Ended
	September 30,
	2014	2013	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$2,579,598	$2,380,817	$198,781	8.3%
Europe	1,378,975	878,873	500,102	56.9%
Specialty	595,179	—	595,179	n/m
Parts and services	4,553,752	3,259,690	1,294,062	39.7%
Other	502,181	486,149	16,032	3.3%
Total	$5,055,933	$3,745,839	$1,310,094	35.0%

Revenue changes by category for the nine months ended September 30, 2014 vs. 2013:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	2.7%	6.1%	(0.5)%	8.3%
Europe	33.2%	17.0%	6.7%	56.9%
Specialty	n/m	n/m	n/m	n/m
Parts and services	29.2%	9.1%	1.4%	39.7%
Other	9.5%	(6.2)%	(0.1)%	3.3%
Total	26.6%	7.1%	1.3%	35.0%

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)
Net income	$91,515	$73,445	$301,050	$233,759
Depreciation and amortization	31,754	22,157	90,647	61,868
Interest expense, net	16,394	15,200	48,140	36,287
Loss on debt extinguishment (1)	—	—	324	2,795
Provision for income taxes	47,564	35,600	155,926	123,492
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$187,227	$146,402	$596,087	$458,201
EBITDA as a percentage of revenue	10.9%	11.3%	11.8%	12.2%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In thousands)
Revenue
North America	$1,024,967	$928,307	$3,080,356	$2,865,613
Europe	495,776	369,787	1,380,663	880,226
Specialty	201,007	—	596,430	—
Eliminations	(726)	—	(1,516)	—
Total revenue	$1,721,024	$1,298,094	$5,055,933	$3,745,839
Segment EBITDA
North America	$131,851	$108,863	$415,139	$363,411
Europe	41,726	40,457	128,826	103,946
Specialty	17,977	—	64,137	—
Total Segment EBITDA	191,554	149,320	608,102	467,357
Deduct:
Restructuring and acquisition related expenses	3,594	2,206	12,816	7,391
Change in fair value of contingent consideration liabilities	12	712	(2,000)	1,765
Add:
Equity in earnings of unconsolidated subsidiaries	(721)	—	(1,199)	—
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$187,227	$146,402	$596,087	$458,201

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA excludes restructuring and acquisition related expenses, depreciation, amortization, interest, change in fair value of contingent consideration liabilities, taxes and equity in earnings of unconsolidated subsidiaries. Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
(In thousands, except per share data)
Net income	$91,515	$73,445	$301,050	$233,759
Adjustments:
Restructuring and acquisition related expenses, net of tax	2,372	1,427	8,459	4,776
Loss on debt extinguishment, net of tax	—	—	214	1,808
Change in fair value of contingent consideration liabilities	12	712	(2,000)	1,765
Adjusted net income	$93,899	$75,584	$307,723	$242,108
Weighted average diluted common shares outstanding	306,206	304,685	305,857	303,771
Diluted earnings per share	$0.30	$0.24	$0.98	$0.77
Adjusted diluted earnings per share	$0.31	$0.25	$1.01	$0.80

We provide a reconciliation of Net Income and Diluted Earnings per Share ("EPS") to Adjusted Net Income and Adjusted Diluted EPS as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. Adjusted Net Income and Adjusted Diluted EPS are presented as supplemental measures of our performance that management believes are useful for evaluating and comparing our operating activities across reporting periods. In 2014 and 2013, the Company defines Adjusted Net Income and Adjusted Diluted EPS as Net Income and Diluted EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, net of tax, loss on debt extinguishment, net of tax, and the change in fair value of contingent consideration liabilities. Adjusted Net Income and Adjusted Diluted EPS should not be construed as alternatives to Net Income or Diluted EPS as determined in accordance with accounting principles generally accepted in the United States. In addition, because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.